                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement Nos. 33-60203 and 33-60203-01 of Time Warner Inc. and Time Warner Financing Trust on Form S-3 of our report dated March 10, 1995, appearing in the Annual Report on Form 10-K of Summit Communications Group, Inc. for the year ended December 31, 1994, and to the reference to us under the heading 'Experts' in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Atlanta, Georgia
July 19, 1995